UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

BioMed Realty Trust, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17190 Bernardo Center Drive San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 485-9840

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 25, 2011, BioMed Realty Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:
Proposal 1: Election of seven directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

		Votes	Broker
	Votes For	Withheld	Non-Votes
Alan D. Gold	116,642,779	2,207,223	3,248,992
Barbara R. Cambon	114,010,005	4,839,997	3,248,992
Edward A. Dennis, Ph.D.	114,004,111	4,845,891	3,248,992
Richard I. Gilchrist	114,008,930	4,841,072	3,248,992
Gary A. Kreitzer	117,400,507	1,449,495	3,248,992
Theodore D. Roth	117,837,357	1,012,645	3,248,992
M. Faye Wilson	117,836,253	1,013,749	3,248,992
Proposal 2: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,918,256	166,465	14,272	N/A
Proposal 3: Resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,369,424	64,441,624	38,953	3,248,993
Proposal 4: Recommendation, on an advisory basis, of the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
89,805,919	209,174	28,794,262	58,755	3,230,884
Based on these results, the Company’s board of directors has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011	BIOMED REALTY TRUST, INC.
	By:	/s/ GREG N. LUBUSHKIN
		Name:	Greg N. Lubushkin
		Title:	Chief Financial Officer